EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Unilife Corporation
Lewisberry, Pennsylvania
We hereby consent to the incorporation by reference in this Registration Statement of our report dated November 11, 2009 relating to the consolidated financial statements of Unilife Corporation and subsidiaries appearing in the Company’s Form 10 (file number 001-34540).
/s/ BDO Audit (WA) Pty Ltd
Perth, Western Australia
February 15, 2010